EXHIBIT 99.3

COMSTOCK RESOURCES, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Introduction

Following are the unaudited pro forma combined financial statements and accompanying notes as of and for the six months ended June 30, 2018 and for the year ended December 31, 2017, which have been prepared by our management and are derived from, and should be read in conjunction with, (a) our audited consolidated financial statements as of and for the year ended December 31, 2017 included in our Annual Report on Form 10-K; (b) our unaudited consolidated financial statements as of and for the three and six months ended June 30, 2018 included in our Quarterly Report on Form 10-Q for the period then ended; (c) the audited statements of revenues and direct operating expenses of the Bakken Shale Properties being acquired from Arkoma and Williston for the year ended December 31, 2017 included in Exhibit 99.2 to this filing on Form 8-K/A; and (d) the unaudited statements of assets acquired and liabilities assumed and revenues and direct operating expenses of the Bakken Shale Properties being acquired from Arkoma and Williston as of and for the six months ended June 30, 2018 included in Exhibit 99.2 to this filing on Form 8-K/A.

On August 14, 2018 Comstock Resources, Inc. (“us” or the “Company”) consummated a Contribution Agreement with Arkoma Drilling, L.P. and Williston Drilling, L.P. (collectively the “Jones Partnerships”) under which the Jones Partnerships contributed certain assets (the “Bakken Shale Properties”) to us in exchange for common stock representing a controlling stake in the Company. The Jones Partnerships are wholly owned by Dallas businessman Jerry Jones and his children.  The Jones Partnerships received 88,571,429 newly issued shares of Comstock common stock (the “Jones Issuance”), based on an agreed upon share price of $7.00 per share.  Upon completion of the transactions contemplated under the Contribution Agreement (the “Jones Transactions”), the Jones Partnerships owned approximately 84.6% of the Company’s pro forma outstanding common stock.

Concurrent with the closing of the Contribution Agreement, the Company completed a series of refinancing transactions in which it issued $850.0 million of new 9¾% senior unsecured notes due 2026 (the “New Senior Notes”) on August 3, 2018 and it entered into a new bank credit agreement with an initial borrowing base of $700.0 million with an initial term that runs through August 2023.  The Company utilized the net proceeds from the senior notes offering, $450.0 million of borrowings under its new credit facility and cash on hand to complete a tender offer and to call all of its then outstanding senior secured and unsecured notes.  Following the completion of these refinancing transactions, the Company’s debt outstanding is comprised solely of the New Senior Notes and the borrowings under the new bank credit facility.

The unaudited pro forma combined financial information presented below gives effect to the transactions in the Contribution Agreement, including the Jones Issuance, the contribution of the Bakken Shale Properties (the “Jones Transactions”) and the refinancing transactions as if they occurred on June 30, 2018. The pro forma statements of operations are not necessarily indicative of Comstock’s operations going forward because the presentation of the operations of the Bakken Shale Properties is limited to only the revenues and direct operating expenses related thereto, while other operating expenses related to these properties have been excluded.

The pro forma adjustments are based upon available information and assumptions that management of Comstock believes are reasonable. These assumptions are subject to change. The pro forma financial statements are not necessarily indicative of and do not purport to represent the financial position or results of operations of Comstock which would have occurred had the Jones Transactions been consummated on the dates indicated or Comstock’s financial position or results of operations for any future date or period.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

PRO FORMA COMBINED BALANCE SHEET

(Unaudited)

AS OF JUNE 30, 2018

(in thousands)

	Historical
	Comstock	Bakken Shale Properties	Total Pro Forma Adjustments		As Combined

ASSETS

Cash and Cash Equivalents	$158,378	$—	$(25,454)	(d)	$132,924
Accounts Receivable:
Oil and gas sales	21,518	—	—		21,518
Joint interest operations	17,771	—	—		17,771
Other Current Assets	4,482	25,100	(239)	(a)	29,343
Total current assets	202,149	25,100	(25,693)		201,556

Property and Equipment:
Unproved oil and gas properties	—	—	195,178	(a)	195,178
Proved oil and gas properties	2,776,179	546,100	(1,823,609)	(a)	1,498,670
Other	18,921	—	(14,481)	(a)	4,440
Accumulated depreciation depletion and amortization	(2,096,410)	(146,042)	2,096,410	(a)	(146,042)
Net property and equipment	698,690	400,058	453,498		1,552,246
Income Taxes Receivable	19,086	—	—		19,086
Goodwill	—	—	309,297	(a)	309,297
Other Assets	1,408	—	—		1,408
	$921,333	$425,158	$737,102		$2,083,593

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts Payable	$153,387	$—	$—		$153,387
Accrued Expenses	35,456	—	17,691	(a)	50,030
			(5,686)	(d)
			2,569	(e)
Derivative Financial Instruments	230	—	—		230
Total current liabilities	189,073	—	14,574		203,647
Long-term Debt	1,153,333	—	108,312	(a)	1,241,877
		—	(19,768)	(d)
Deferred Income Taxes	10,726	—	51,109	(a)	131,405
		—	69,570	(b)
Reserve for Future Abandonment Costs	10,622	241	(6,182)	(a)	4,681
Total liabilities	1,363,754	241	217,615		1,581,610
Partner and Stockholders’ Equity (Deficit):
Partner’s Equity – Arkoma and Williston	—	424,917	(424,917)	(c)	—
Common stock	8,131	—	515	(a)	52,932
		—	44,286	(c)
Common stock warrants	441	—	—		441
Additional paid-in capital	552,135	—	(412,017)	(a)	451,179
		—	(69,570)	(b)
		—	380,631	(c)
Accumulated Deficit	(1,003,128)	—	1,003,128	(a)	(2,569)
		—	(2,569)	(e)
Total member / stockholders’ equity (deficit)	(442,421)	424,917	519,487		501,983
	$921,333	$425,158	$737,102		$2,083,593

See accompanying notes to unaudited pro forma

combined financial statements.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

PRO FORMA COMBINED STATEMENT OF OPERATIONS

(Unaudited)

FOR THE YEAR ENDED DECEMBER 31, 2017

(in thousands)

	Historical
	Comstock	Bakken Shale Properties	Total Pro Forma Adjustments		As Combined

Revenues:
Oil sales	$46,590	$178,226	$—		$224,816
Natural gas sales	208,741	16,736	—		225,477
Total oil and gas sales	255,331	194,962	—		450,293
Operating expenses:
Production taxes	5,373	18,382	—		23,755
Gathering and transportation	17,538	—	—		17,538
Lease operating	37,859	21,500	—		59,359
Depreciation, depletion and amortization	123,557	—	69,123	(f)	192,680
General and administrative	26,137	—	—		26,137
Impairment of oil and gas properties	43,990	—	—		43,990
Loss on sale of oil and gas properties	1,060	—	—		1,060
Total operating expenses	255,514	39,882	69,123		364,519
Operating income (loss)	(183)	155,080	(69,123)		85,774
Other income (expenses):
Gain from derivative financial instruments	16,753	—	—		16,753
Other income	530	—	—		530
Interest expense	(146,449)	—	34,763	(i)	(111,686)
Total other income (expenses)	(129,166)	—	34,763		(94,403)
Income (loss) before income taxes	(129,349)	155,080	(34,360)		(8,629)
Benefit from (provision for) income taxes	17,944	—	18,058	(h)	22,389
		—	(13,613)	(i)
Net income (loss)	$(111,405)	$155,080	$(29,915)		$13,760

Net income (loss per) share –
Basic	$(7.61)				$0.13
Diluted	$(7.61)				$0.13

Weighted average shares outstanding –
Basic	14,644		90,504	(j)	105,148
Diluted	14,644		90,504		105,610

See accompanying notes to unaudited pro forma

combined financial statements.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

PRO FORMA COMBINED STATEMENT OF OPERATIONS

(Unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2018

(in thousands)

	Historical
	Comstock	Bakken Shale Properties	Total Pro Forma Adjustments		As Combined

Revenues:
Oil sales	$18,234	$114,040	$—		$132,274
Natural gas sales	115,808	8,707	—		124,515
Total oil and gas sales	134,042	122,747	—		256,789
Operating expenses:
Production taxes	2,952	11,630	—		14,582
Gathering and transportation	8,732	—	—		8,732
Lease operating	17,721	13,039	—		30,760
Depreciation, depletion and amortization	53,950	—	35,677	(f)	89,627
General and administrative	12,972	—	(307)	(g)	12,665
Loss on sale of oil and gas properties	35,438	—	—		35,438
Total operating expenses	131,765	24,669	35,370		191,804
Operating income (loss)	2,277	98,078	(35,370)		64,985
Other income (expenses):
Gain from derivative financial instruments	964	—	—		964
Other income	393	—	—		393
Interest expense	(79,063)	—	22,966	(i)	(56,097)
Total other income (expenses)	(77,706)	—	22,966		(54,740)
Income (loss) before income taxes	(75,429)	98,078	(12,404)		10,245
Benefit from (provision for) income taxes	(460)	—	3,757	(h)	(2,656)
		—	(5,953)	(i)
Net income (loss)	$(75,889)	$98,078	$(14,600)		$7,589

Net income (loss per) share –
Basic	$(4.99)				$0.07
Diluted	$(4.99)				$0.07

Weighted average shares outstanding –
Basic	15,212		90,504	(j)	105,716
Diluted	15,212		90,504		105,883

See accompanying notes to unaudited pro forma

combined financial statements.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) Introduction and Basis of Presentation

On August 14, 2018, Comstock consummated the Contribution Agreement with the Jones Partnerships under which the Jones Partnerships contributed certain assets to us in exchange for common stock representing a controlling stake in the Company. The assets contributed include working interests in oil and gas assets in North Dakota and Montana producing from the Bakken shale in the Williston Basin. The effective date of these transactions is April 1, 2018. Concurrent with the closing of the Contribution Agreement, the Company completed a series of refinancing transactions in which it issued $850.0 million of new 9¾% senior unsecured notes due 2026 (the “New Senior Notes”) on August 3, 2018 and it entered into a new bank credit agreement with an initial borrowing base of $700.0 million with an initial term that runs through August 2023.  The Company utilized the net proceeds from the senior notes offering, $450.0 million of borrowings under its new bank credit facility and cash on hand to retire all of its then outstanding senior secured and unsecured notes.  Following the completion of these refinancing transactions, the Company’s debt outstanding is comprised solely of the New Senior Notes and the borrowings under the new bank credit facility.

The Company assessed the Bakken Shale Properties to determine whether they meet the definition of a business under US generally accepted accounting principles, determining that they do not meet the definition of a business. As a result, the Jones Contribution is not being accounted for as a business combination. The Jones Partnerships are controlled by Jerry Jones and his children (collectively, the “Jones Group”). Upon the issuance of the shares of Comstock common stock, the Jones Group obtained control over Comstock through their ownership of the Jones Partnerships. Through the Jones Partnerships, the Jones Group owns a majority of the voting common stock as well as the ability to control the composition of the majority of the board of directors of Comstock. As a result of the change of control that occurred upon the issuance of the common stock, the Jones Group controls Comstock and, thereby, continues to control the Bakken Shale Properties.

Accordingly, the Bakken Shale Properties basis recognized by Comstock will be at the historical basis of the Jones Group. The change in control of Comstock results in a new basis for Comstock as the company has elected to apply pushdown accounting pursuant to ASC 805, Business Combinations. The new basis is pushed down to Comstock for financial reporting purposes, resulting in Comstock’s assets, liabilities and equity accounts being recognized at fair value upon the closing of the Jones Transactions.

The unaudited pro forma combined balance sheet was prepared assuming that the Jones Transactions and the Company's refinancing transactions had occurred on June 30, 2018. The unaudited pro forma combined statements of operations for the year ended December 31, 2017 and for the six months ended June 30, 2018 were prepared assuming the Jones Transactions had occurred on January 1, 2017.

Transaction-related costs (i.e., advisory, legal, accounting, valuation, other professional or consulting fees) and certain transaction related restructuring charges are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred and the services received.  Actual transaction costs incurred through June 30, 2018 are excluded from the results of operations in the accompanying pro forma unaudited combined financial statements. Costs incurred associated with the issuance of our common stock are being accounted for as a reduction of additional paid in capital. Costs associated with the issuance of the new unsecured senior notes and the costs of originating the bank credit facility are being accounted for as an offset against the carrying value of the corresponding debt and amortized over the remaining life of each of these respective borrowings.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The transactions triggered payment of an aggregate of $8.1 million of success fees to financial advisors and certain fees under our licenses for technical data. These costs were contingent on the consummation of the transactions, all of which were interdependent and all of which had to close in order to meet the legal requirements of the Contribution Agreement.  None of these fees would have been incurred otherwise.  These costs are being considered in the purchase accounting adjustments in arriving at the fair value of the liabilities assumed since they were payable only in the event the transactions successfully closed, and they are not clearly identifiable to operations either prior to or subsequent to the transactions.

The Jones Transactions constitute a change in control, upon which restricted shares granted to employees and executive officers vested, and performance share units granted to executive officers vested at the maximum number of shares granted.  These additional shares are included in the computations of pro forma income per share.

The unaudited pro forma combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The pro forma adjustments described below were developed based on the Company’s management’s assumptions and estimates.

(2) Unaudited Pro Forma Balance Sheet

In preparing these pro forma financial statements, the fair value of Comstock is being estimated based upon its market capitalization as of August 14, 2018, and the valuation of Comstock’s assets and liabilities are based on management’s preliminary valuation estimates.  These valuations will be finalized as the Company finalizes its accounting for these transactions, and the final fair values may differ, possibly materially, from those being presented in the accompanying unaudited pro forma financial statements.

The fair value of Comstock’s assets and liabilities as of June 30, 2018 and resulting goodwill expected to be recorded is estimated as follows:

(In thousands)

Fair Value of Comstock’s common stock	$149,205

Fair Value of Liabilities Assumed —
Current Liabilities	206,764
Long-Term Debt	1,261,645
Deferred Income Taxes	61,835
Reserve for Future Abandonment Costs	4,440
Net Liabilities Assumed	1,534,684

Fair Value of Assets Acquired —
Current Assets	201,910
Oil and Gas Properties	1,147,748
Other Property & Equipment	4,440
Income Taxes Receivable	19,086
Other Assets	1,408
Total Assets	1,374,592
Goodwill	$309,297

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Goodwill recognized is primarily attributable to the excess of the fair value of Comstock’s common stock over the identifiable assets acquired net of liabilities assumed, measured in accordance with generally accepted accounting principles in the United States.

The Bakken Shale Properties are organized as limited partnerships and are treated as flow-through entities for federal and state income tax purposes. As a result, the net taxable income of the Bakken Shale Properties and any related tax credits are passed through to the members and are included in their tax returns even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no federal tax provision has been recorded in the financial statements of the Bakken Shale Properties.

 These unaudited pro forma combined financial statements are presented on the basis of the Bakken Shale Properties being contributed to Comstock in exchange for common stock of Comstock. Comstock is a corporation, which is treated as a taxable C corporation and thus is subject to federal and state income taxes. Accordingly, a pro forma income tax provision has been disclosed as if the Bakken Shale Properties were organized as a taxable corporation for the most recent period presented. The Bakken Shale Properties have computed pro forma tax expense using a 37.8% and 24.1% blended corporate level federal and state tax rate, for the periods ending December 31, 2017 and June 30, 2018, respectively. If the Bakken Shale Properties had effected the contribution on June 30, 2018, a deferred tax liability of approximately $69.6 million would have been recognized related to the tax basis of its long-lived assets being less than its book basis in those assets. The recording of this deferred tax liability has been treated as an adjustment to APIC in these pro forma financial statements.

(3) Pro Forma Adjustments

Adjustments to the unaudited pro forma combined financial statements are as follows:

The accompanying unaudited pro forma balance sheet as of June 30, 2018 reflects the following adjustments:

(a)	To record the adjustment to fair value of the Comstock assets and liabilities based upon the Comstock market capitalization value of $8.58 per share as of August 14, 2018.
(b)	To record the deferred tax liability resulting from the contribution of the Bakken Shale Properties to a taxable corporation.
(c)	To record the issuance of 88,571,429 shares of common stock in exchange for the Bakken Shale Properties pursuant to the terms of the Contribution Agreement.
(d)

To record the refinancing transactions, including the issuance of $850.0 million of new 9¾% senior secured notes, the borrowing of $450.0 million under a new bank credit facility and the retirement of all previously outstanding senior notes.

(e)	To record estimated remaining transaction costs attributable to the Jones Transactions. Such costs are reflected in the pro forma balance sheet only as an increase in accrued expenses.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma statement of operations for the year ended December 31, 2017 and the six months ended June 30, 2018 reflect the following adjustments:

(f)	To record depletion, depreciation and amortization expense for the Bakken Shale Properties.
(g)	To exclude costs related to the transactions incurred through June 30, 2018.
(h)	To record income taxes for the combined operations of Comstock and the Bakken Shale Properties.
(i)

To record the assumed interest expense and amortization of deferred costs associated with our new bank credit facility and our 9¾% senior unsecured notes and to reflect the retirement of our outstanding senior notes including the estimate related income tax effects.

(j)	To adjust basic and diluted shares outstanding to give effect to the share issuances pursuant to the Jones Transactions.

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(4) Pro Forma Oil and Natural Gas Information

The following unaudited pro forma oil and natural gas reserve information reflects how the oil and natural gas reserves and the standardized measure information of the combined entities may have appeared had the Jones Transactions closed as of January 1, 2017:

	Year Ended December 31, 2017
	Crude Oil - MBbls			Natural Gas - MMcf
	Comstock	Bakken Shale Properties	Pro Forma Combined	Comstock	Bakken Shale Properties	Pro Forma Combined
Proved Reserves:
Beginning of year	7,277	16,728	24,005	872,468	41,759	914,227
Revisions of previous estimates	1,232	547	1,779	33,721	974	34,695
Extensions and discoveries	1	9,296	9,297	291,881	12,768	304,649
Sale of mineral in place	(7)	—	(7)	(7,593)	—	(7,593)
Production	(951)	(3,901)	(4,852)	(73,521)	(6,584)	(80,105)
End of year	7,552	22,670	30,222	1,116,956	48,917	1,165,873
Proved Developed Reserves:
Beginning of year	7,277	15,651	22,928	321,527	39,205	360,732
End of year	7,552	20,523	28,075	436,114	44,926	481,040

Proved Undeveloped Reserves:
Beginning of year	—	1,077	1,077	550,941	2,554	553,495
End of year	—	2,147	2,147	680,842	3,991	684,833

COMSTOCK RESOURCES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

	Year Ended December 31, 2017
	Comstock	Bakken Shale Properties	Pro Forma Adjustments		Pro Forma Combined
	(in thousands)

Future Cash Flows	$3,588,764	$1,240,435	$—		$4,829,199
Future Costs:
Production	(986,398)	(421,079)	—		(1,407,477)
Development and Abandonment	(672,559)	(112,063)	—		(784,622)
Future Income Taxes	5,239	—	(347,758	)(1)	(342,519)
Future Net Cash Flows	1,935,046	707,293	(347,758)		2,294,581
10% Discount Factor	(1,053,502)	(330,073)	195,375	(1)	(1,188,200)
Standardized Measure of Discounted Future Net Cash Flows	$881,544	$377,220	$(152,383	)(1)	$1,106,381

	Year Ended December 31, 2017
	Comstock	Bakken Shale Properties	Pro Forma Adjustments		Pro Forma Combined
	(in thousands)

Standardized Measure, Beginning of Year	$429,275	$227,882	$—		$657,157
Net change in sales price, net of production costs	326,662	79,697	—		406,359
Development costs incurred during the year which were previously estimated	119,864	—	—		119,864
Revisions of quantity estimates	57,042	—	—		57,042
Accretion of discount	43,130	22,788	—		65,918
Changes in future development and abandonment costs	(62,509)	16,811	—		(45,698)
Changes in timing and other	(15,565)	(211)	—		(15,776)
Extensions and discoveries	167,135	185,333	—		352,468
Sales of minerals in place	(6,027)	—	—		(6,027)
Sales, net of production costs	(194,562)	(155,080)	—		(349,642)
Changes in income taxes	17,099	—	(152,383	)(1)	(135,284)
Standardized measure, End of Year	$881,544	$377,220	$(152,383	)(1)	$1,106,381

______________________

(1)  Adjustment for the assumed impact of the Jones Transactions including the adjustment of Comstock’s oil and gas properties to fair value and also the effect of the Section 382 limitation on the future use of Comstock’s federal tax net operating losses.